                                                                    EXHIBIT 10.9

                                 TBC CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT is being executed as of the 18th day of September, 2005, by and between TBC CORPORATION, a Delaware corporation (the "Company"), and ERIK R. OLSEN (the "Executive").

     IN CONSIDERATION OF the mutual promises set forth herein, the parties hereby agree as follows:

     Section 1. Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company, for a period commencing September 18, 2005 and terminating on the later of September 30, 2008 (the "Ordinary Course Termination Date"), or fifteen (15) months after the occurrence of a Change in Control of the Company in the event a Change in Control of the Company shall have occurred on or prior to the Ordinary Course Termination Date. The Ordinary Course Termination Date shall be automatically extended for additional three (3) year periods unless either party shall give written notice of nonextension to the other party at least 120 days prior to the then current Ordinary Course Termination Date. Each such extension shall be effective as of the day prior to the then current Ordinary Course Termination Date.

     Section 2. Position and Duties. A. During Executive's term of employment, the Company shall employ the Executive as, and the Executive shall serve as, an executive officer of the Company or in such other executive capacity as the Company and the Executive may hereafter mutually agree. Unless otherwise agreed by the Executive and the Company, the Executive shall be based at the Company's offices in Palm Beach Gardens, Florida.

     B. The Executive shall devote his full-time efforts to the business and affairs of the Company and shall perform his duties as an executive officer, or in such other executive capacity as the Company and the Executive may hereafter mutually agree, faithfully, diligently and to the best of his ability and in conformity with the policies of the Company and the Company and under and subject to such reasonable directions and instructions as the Chief Executive Officer of the Company may issue from time to time.

     Section 3. Salary. The Company shall pay the Executive a salary of $230,000 per year in approximately equal installments in accordance with the normal pay schedule for officers of the Company. In the event the Chief Executive Officer or the Board of Directors of the Company shall at any time or times hereafter increase the Executive's salary, then the Executive's salary under this Agreement for any period after any such increase shall be not less than the last amount to which the salary of the Executive was so increased.

     Section 4. Deferred Compensation. The Executive shall be entitled to participate in the TBC Corporation Executive Deferred Compensation Plan, as the same may be amended from time to time hereafter.

     Section 5. Other Benefits; Entire Compensation. A. In addition to the salary and deferred compensation payable pursuant to Sections 3 and 4, the Company shall also, during the term of the Executive's employment, extend to Executive the fringe benefits (including, but not limited to, medical, disability and life insurance, vacation, personal leave, automobile and other similar personal benefits) which it establishes from time to time for its most highly compensated executives.

     B. The Executive shall be entitled to participate in the 401(k) savings plan covering employees of the Company, subject to the terms of such Plan governing participation therein.

     C. The Executive shall be reimbursed for all items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of the Company. Reimbursement for such expenses will be pursuant to, and limited by, the Company's policy for reimbursement of employees' business expenses.

     D. The compensation and benefits provided in this Agreement and in any other plan, program, or arrangement provided by the Company in which the Executive may from time to time be a participant are in full payment for the services to be rendered by the Executive to the Company.

     Section 6. Termination of Employment. A. The Executive's employment shall terminate upon the death of the Executive, but the Company shall continue to pay each month for six (6) months after the death of the Executive an amount per month equal to the salary per month (inclusive of the amount of deferred compensation) that was being paid to the Executive at the time of his death to the person or entity that the Executive shall have last designated in writing to the Company, or if the Executive shall fail to designate a person or entity or if the person or entity so designated shall not be in existence at the time of any payment pursuant to this Section 6.A., then to the Executive's estate. Nothing in this Section 6.A. shall in any way limit or restrict any rights or benefits to which the heirs, legatees or successors in interest of the Executive are entitled under any plans, insurance or other arrangements referred to in
Section 5 hereof in the event of the Executive's death.

     B. The Company shall have the right to terminate the Executive's employment hereunder at any time upon not less than sixty (60) days' advance written notice to the Executive in the event of such prolonged physical or mental disability or other condition of the Executive as, in the reasonable judgment of the Board of Directors of the Company, shall render him incapable of performing the services required of him hereunder; provided, however, that (i) no disability or condition shall be considered incapacitating unless it has prevented the Executive from carrying on his duties for a consecutive period of at least three
(3) months; and (ii) the Executive's employment shall not terminate if such disability is cured within the 60-day notice period provided herein. In the event Executive's employment is terminated as the result of disability pursuant to this Section 6.B., the Company shall continue to pay to the Executive each month for six (6) months after such termination an amount equal to his salary per month (inclusive of the amount of deferred compensation) at the time of such termination.

     C. The Company shall have the right to terminate the Executive's employment hereunder at any time upon not less than sixty (60) days' advance written notice to the Executive in the event that (i) the Executive engages in an act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company; or (ii) the Executive shall deliberately and intentionally refuse in a material way to observe or comply with any of the material terms or provisions hereof (except by reason of total or partial incapacity due to physical or mental disability or otherwise) and such refusal is not cured or corrected within the 60-day notice period provided herein. In the event that the Company shall terminate the Executive's employment pursuant to this Section 6.C., the Company shall have no further obligation or liability under this Agreement, except that the Company shall pay to the Executive the portion, if any, of the Executive's salary which remains unpaid for the period up to the date of termination.

     D. 1. Provided that no Change in Control of the Company shall have then occurred or be pending or contemplated, the Company shall have the right to terminate the Executive's employment, without cause, at any time during the term of the Executive's employment hereunder immediately upon the giving of written notice thereof to the Executive. In the event of any such termination without cause, the Company shall, during each month during the period of fifteen months after such termination of employment and subject to the limitations of Section 14, pay the Executive the monthly salary (inclusive of the amount of deferred compensation) that was being paid to the Executive prior to such termination of employment. If the Executive dies during the period that he is receiving compensation pursuant to this Section 6.D.1., the Company shall continue to make such payments to the person or entity entitled thereto pursuant to Section 6.A. for the period of time provided in this Section 6.D.1.

          2. If the Company gives timely notice of nonextension of the Ordinary Course Termination Date in accordance with Section 1, the Company shall, for purposes of this Section 6.D., be deemed to have terminated the Executive's employment without cause as of the date of such notice of nonextension.

     E. If a Change in Control of the Company shall occur on or prior to the then current Ordinary Course Termination Date, and during the period of fifteen
(15) months following the Change in Control of the Company, the Executive resigns for Good Reason or is discharged by the Company (except for termination pursuant to the provisions of clause (i) of Section 6.C. above), the following shall be applicable, subject to the limitations of Section 14:

          1. For a period of fifteen (15) months after such termination of employment, the Company shall continue to pay to the Executive an amount equal to his salary determined in accordance with the provisions of Section 3, including any compensation deferred in accordance with the provisions of Section 4.

          2. If the Executive has been employed by the Company for at least two full fiscal years of the Company prior to the year in which the Change in Control occurs, then beginning on the first day of the month following such termination of the Executive's employment and on the first day of every month thereafter during the period of time specified in Section 6.E.1. above, the Company shall pay to Executive one-twelfth (1/12) of the greater of (i) the sum of any benefits which the Executive may have earned under any incentive compensation plans of the Company with respect to the last two fiscal years of the Company preceding the year in which the termination of the Executive's employment occurred, divided by two; or (ii) the sum of any benefits which the Executive may have earned under any incentive compensation plans of the Company with respect to the last two fiscal years of the Company preceding the year in which the Change in Control occurred, divided by two. If the Executive has not been employed by the Company for at least two full fiscal years of the Company prior to the year in which the Change in Control occurs, then beginning on the first day of the month following such termination of the Executive's employment and on the first day of every month thereafter during the period of time specified in Section 6.E.1. above, the Company shall pay to the Executive an amount equal to one-twelfth (1/12) of the greater of (y) his aggregate targeted awards under any incentive compensation plans of the Company with respect to the year, or any performance cycle which, absent the Change in Control, would have ended in the year, in which the Change in Control occurs; or (z) his aggregate targeted awards under any incentive compensation plans of the Company with respect to the fiscal year preceding the year in which the Change in Control occurs.

          3. During the time period specified in Section 6.E.1. above, the Company shall, at its expense, provide to or for the benefit of the Executive medical, disability, and life insurance benefits comparable to those provided prior to the Change in Control of the Company.

          4. [Intentionally omitted.]

          5. Within forty-five (45) days after the end of the fiscal year in which termination of the Executive's employment occurs, the Company shall make pro rata awards to the Executive under any incentive compensation plans of the Company in which he participated which shall be calculated by multiplying (i) the fraction of which the numerator is the number of full months worked during such year and the denominator is twelve (12), (ii) by the awards which would have been earned (as determined by the Board of Directors of the Company) if termination had not occurred during such year and if the maximum amount payable to the Executive under the plans had been earned for such year.

          6. If the Executive dies during the period that he is receiving compensation or fringe benefits pursuant to the provisions of Section 6.E.1., 2. or 3., the Company shall continue to make such payments to the person or entity entitled thereto pursuant to Section 6.A. for the period of time provided in
Section 6.E.1. If the Executive dies prior to receiving the payments specified in Section 6.E.5. or prior to exercising his rights under Section 6.E.4., such payments shall be made at the time they are required to be made hereunder to the person or entity entitled thereto pursuant to Section 6.A., and such rights may be exercised during the time the Executive could have exercised them but for his death by the person or entity entitled thereto pursuant to Section 6.A.

          7. A "Change in Control" of the Company shall, for purposes of this Agreement, mean any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the same is construed by the Securities and Exchange Commission on the date of execution of this Agreement or in accordance with any change made with respect to said Item or construction thereof deemed more favorable by the Executive; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive and/or any entity then controlled by the Company or the Executive is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period; (iii) the Company merges or consolidates with another corporation and the Company or an entity controlled by the Company or the Executive immediately prior to the merger or consolidation is not the surviving entity; or
(iv) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company takes place.

     8. As used herein, "Good Reason" means that (i) the Company reduces the annual base salary or bonus opportunities (exclusive of stock options or restricted shares) of the Executive, or significantly reduces the job responsibilities of the Executive, in either case for reasons other than for those described in clause (i) of Section 6.C. above, provided that the Executive gives the Company notice of the circumstances constituting any such reduction within 120 days after its occurrence and the Company fails to cure the same within 45 days after its receipt of such notice; (ii) the Company requires the Executive to relocate his place of business from its current location to another city which is more than 50 miles from the current location, provided that the Executive, within 45 days after being advised of the relocation, gives the Company notice that he declines to relocate, and the Company fails to rescind the relocation within 45 days after its receipt of such notice; or (iii) the Company otherwise breaches or fails to perform its respective obligations under this Agreement, provided that the Executive gives the Company notice of the circumstances constituting such breach or failure within 45 days after its occurrence and the Company fails to remedy the same within 45 days after its receipt of such notice.

     Section 7. Non-Disclosure and Non-Competition. A. The Executive recognizes and acknowledges that he will have access to certain confidential information of the Company, including but not limited to, trade, secrets, customer lists, sales records and other proprietary commercial information, and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any such confidential information to any party without the express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

     B. The Executive agrees that during the term of his employment with the Company and for a period of fifteen (15) months following the termination of his employment, however occurring, the Executive shall not engage in any Competitive Activity. For purpose of this Agreement, "Competitive Activity" shall mean the Executive's participation, without the written consent of the Company, in the management of any business operation of any enterprise if such operation (a "Competitive Operation") engages in substantial and direct competition with any business operation actively conducted by the Company or its subsidiaries. "Competitive Activity" shall not include (i) the mere ownership of securities in any enterprise or (ii) participation in the management of any enterprise or any business operation thereof, other than in connection with a Competitive Operation of such enterprise. Franchising, wholesaling, or retailing products or services other than those made available through the business operations actively conducted by the Company or its subsidiaries shall not be deemed to be a Competitive Activity for purposes of this Section 7.B.

     C. The Executive acknowledges that his compliance with the agreements in Sections 7.A. and 7.B. hereof is necessary to protect the goodwill and other proprietary interests of the Company. The Executive acknowledges that a breach of his agreements in Sections 7.A. or 7.B.

hereof will result in irreparable and continuing damage to the Company and its businesses, for which there will be no adequate remedy at law; and the Executive agrees that in the event of any breach of the aforesaid agreements, the Company shall be entitled to injunctive relief and to such other and further relief as may be proper.

     Section 8. Trust Fund. The Company shall establish and maintain a trust fund to fund the payment of all benefits to be paid to the Executive pursuant to
Section 6 under the circumstances described in, and in accordance with the terms of, a trust agreement substantially in the form attached hereto as Exhibit A. The Company may add to said trust fund the amounts of any deferred compensation payable to the Executive in order to fund the payments thereof as provided in any plan relating thereto.

     Section 9. Incentive Compensation Plan References. For purposes of this Agreement, any reference to "incentive compensation plans" of the Company shall not include stock option plans.

     Section 10. Limitation on Payments. A. Sections 280G and 4999 of the Internal Revenue Code (the "Code") impose a 20% excise tax on excessive compensation received by, and deny a deduction to the Company for the amount of excess compensation paid to, employees who are officers, shareholders or highly compensated individuals as a result of a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets. In general, payments to an individual that are contingent on a Change in Control will not be treated as excessive if such payments are less than three (3) times the average annual compensation received by such individual over the five (5) years preceding the Change in Control. The provisions that follow are designed to maximize the amounts payable to the Executive under this Agreement in the event of a Change in Control, taking into consideration the possible application of the foregoing Code provisions.

     B. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined that any payment by the Company to the Executive or for the Executive's benefit, whether paid or payable pursuant to the terms of this Agreement or otherwise, would be taxable because of Section 4999 of the Code, then the aggregate present value of amounts payable to the Executive or for the Executive's benefit pursuant to this Agreement shall be reduced to the Reduced Amount unless C. below applies. For purposes of this subparagraph, the "Reduced Amount" shall be defined as an amount expressed in present value which maximizes the amounts payable pursuant to this Agreement without causing any such payments to be taxable to the Executive because of Section 4999 of the Code.

     C. If the Net After Tax Benefit of all amounts payable to the Executive pursuant to this Agreement exceeds the Net After Tax Benefit of the Reduced Amount, then this Section 10 shall not apply to limit any amount payable to the Executive. "Net After Tax Benefit" means the amount payable to the Executive or for the Executive's benefit pursuant to this Agreement (whether the Reduced Amount or the full amounts payable to the Executive under this Agreement), less the sum of (i) the amount of federal income taxes payable with respect to such amounts and (ii) the amount of excise taxes payable on such amounts pursuant to
Section 4999 of the Code, if any. For purposes of this clause C., federal income taxes payable in respect of future payments shall be those prescribed by the Code at the time the calculation is made for the periods in which the same shall be payable.


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
     D. An initial determination as to whether any reduction in payments and benefits is necessary in order to comply with B. above and, if so, the calculation of the Reduced Amount shall be made by the Company and furnished to the Executive in writing within seven (7) days following the date of the Change of Control of the Company. From time to time thereafter as necessary and, in any event, upon termination of the Executive's employment, the Company shall re-examine its determination and recalculate the Reduced Amount and promptly furnish information with respect to the same to the Executive in writing. The Company's determination and its calculation of the Reduced Amount following the termination of the Executive's employment will be final and binding upon the Executive unless the Executive notifies the Company within eight (8) days after the Executive receives the Company's determination and calculation that the Executive disputes the same. Within ten (10) days after the Executive so notifies the Company, the Executive shall deliver to the Company a statement of the basis for the Executive's opinion as to whether any reduction in payments and benefits is necessary, pursuant to B. above and, if so, the Executive's calculation of the Reduced Amount. If, within ten (10) days after the Company receives such statement, the Company and the Executive are unable to agree as to whether any reduction is necessary or as to the calculation of any amounts under this Section 10, then the Company and the Executive shall, within three (3) days thereafter, choose a nationally recognized accounting firm to resolve any such dispute. Such accounting firm's determination shall be made promptly and delivered to the Company and the Executive within twenty (20) days of its appointment and shall be final and binding on the parties. All costs incurred in connection with the accounting firm's determination shall be borne by the Company.

     E. Within ten (10) days after the date a determination and calculation of the Reduced Amount becomes final and binding in accordance with D. above, the Executive may elect which portion of the payments due him under this Agreement shall be eliminated or reduced to meet such Reduced Amount (including meeting the Reduced Amount by reducing the present value of any payment and benefits through deferral of the payment date). If the Executive does not notify the Company of his election within such ten (10) day period, the Company shall have the right to decide how the Reduced Amount will be met.

     F. Pending a final and binding determination and calculation of the Reduced Amount in accordance with this Section 10, the Executive shall have the right to require the Company to pay to the Executive all or any undisputed portion of the Reduced Amount, as determined and calculated by the Company, that would be then due and payable to the Executive pursuant to this Agreement. Such payment shall be made within two (2) days after the date of receipt of notice from the Executive requesting such payment.

     G. The Company shall pay to the Executive or for the Executive's benefit that portion of the Reduced Amount which is then due and payable (less any amount previously paid pursuant to F. above) within ten (10) days after receipt of the election by the Executive described in E. above or, in the absence of such an election, within fifteen (15) days after the date upon which any determination and calculation of the Reduced Amount becomes final and binding in accordance with D. above. The balance of the Reduced Amount shall be paid promptly as the same becomes due and payable under this Agreement.

     H. In the event that the Internal Revenue Service or a court of competent jurisdiction makes a final determination that any payments to the Executive under this Agreement are taxable to the Executive pursuant to Section 4999 of the Code, and such payments should not have been made under the terms of Sections 10.B. and C. hereof (such taxable payments and benefits being


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
referred to hereinafter as an "Overpayment") or in the event that the Code shall be amended or final regulations thereunder adopted and, as a result thereof, payments or benefits previously made to the Executive under this Agreement should not have been made under the terms of Sections 10.B. and C. and are thus recharacterized as an Overpayment, the amount of such Overpayment shall be treated for all purposes as a loan to the Executive which shall be repayable by the Executive within thirty (30) days after demand by the Company, together with interest at the applicable federal rate specified for a demand loan in Section 7872(f)(2) of the Code, compounded semiannually. The foregoing provision relating to Overpayments shall be applicable notwithstanding previous compliance by the Company and the Executive with the requirements of this Section 10; provided, however, that no such Overpayment shall be repaid by the Executive to the Company if and to the extent that, despite making such repayment, the amount which is subject to taxation under Section 4999 of the Code would not be reduced.

     Section 11. Amendment of Agreement. This Agreement may be amended from time to time hereafter only with the mutual consent of the Executive and the Board of Directors of the Company (or any committee thereof to which responsibility for this Agreement has been delegated). All amendments shall be in writing, shall reference this Agreement and state that an amendment to this Agreement is being made in the respects set forth therein, and shall be executed by the Executive and the Company.

     Section 12. Waiver. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement by the other party hereto, shall not be construed as a waiver or as a relinquishment of any right granted hereunder to the party failing to insist on such performance, or as a waiver of the future performance of any such term, covenant or condition, but the obligations hereunder of the parties hereto shall remain unimpaired and shall continue in full force and effect.

     Section 13. Successor; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of such succession shall be deemed to be a Change in Control of the Company effective on the date of such succession. As used herein, "Company" shall mean TBC Corporation and any successor to its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     Section 14. Section 409A Limitations. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts payable or benefits provided hereunder in a taxable year that is prior to the taxable year or years in which such amounts or benefits would otherwise actually be distributed, provided, or otherwise made available to the Executive. This Agreement shall be construed, administered, and governed in a manner consistent with this intent. Any provision that would cause any amount payable or benefit provided under this Agreement to be includible in the gross income of the Executive under Section 409A(a)(1) of the Code shall have no force and effect. In particular, to the extent the Executive becomes entitled to receive a payment or a benefit upon an event that does not constitute a permitted distribution event under

Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, such payment or benefit will be made or provided to the Executive on the Executive's "separation from service" with the Company (within the meaning of Section 409A of the Code); provided, however, that if the Executive is a "specified employee" (within the meaning of Section 409A of the Code), the amount payable pursuant to Sections 6.D. and 6.E. of this Agreement shall either (i) be revised so that the aggregate amount payable for the first six months following the Executive's separation from service shall be paid in the month of separation from service and any balance shall be paid monthly commencing on the first day of the seventh month following separation from service and on the first day of each month thereafter until paid in full or (ii) if the approach under clause (i) of this Section 14 is not permitted by Section 409A of the Code, then such payments shall commence on the date which is six months after the date of the Executive's separation from service with the Company and the amount payable on such day shall be the aggregate of six months of the total amount payable and any balance shall be payable on the first day of each month thereafter until paid in full. Any reference in this Plan to Section 409A of the Code shall also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     Section 15. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed (postage prepaid via either registered or certified mail) or delivered, if to the Company, addressed to:

          TBC Corporation
          7111 Fairway Drive
          Fairway Office Center, Suite 201
          Palm Beach Gardens, FL 33418

          Attention: Chief Executive Officer

and if to the Executive, addressed to the Executive at his then current home address as set forth in the Company's books and records. Either party may change the address to which notices to it or him are to be directed by giving written notice of such change to the other party in the manner specified in this paragraph.

     Section 16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Atlanta, Georgia, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

     Section 17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                            [signature page follows]


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
     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                        TBC CORPORATION


                                        By /S/ LAWRENCE C. DAY
                                           -------------------------------------
                                           Lawrence C. Day,
                                           President and Chief Executive Officer


                                        /S/ ERIK R. OLSEN
                                        ----------------------------------------
                                        ERIK R. OLSEN


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
                                                                       EXHIBIT A

                                 TBC CORPORATION

                        TRUST AGREEMENT FOR ERIK R. OLSEN

                               September 18, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      Name of Trust                                                  1

               1.1  Name                                                      1
               1.2  Purpose                                                   1

ARTICLE II     Definitions                                                    2

ARTICLE III    Company Obligations                                            3

ARTICLE IV     Payment Schedules                                              3

               4.1  Payment Schedule                                          3
               4.2  Modified Payment Schedules                                4
               4.3  Withholdings                                              4
               4.4  Further Assurances                                        4
               4.5  Distributions in the Event of Taxability                  4

ARTICLE V      The Trust Fund and Funding                                     5

               5.1  Receipt and Holding of the Trust Funds                    5
               5.2  Initial Funding of Trust                                  5
               5.3  Additional Funding; Excess Assets                         5
               5.4  Release of Trust Funds Unless Change of
                    Control Occurs                                            6
               5.5  Transfer to Another Trustee                               6
               5.6  Company's Right to Substitute Assets                      6

ARTICLE VI     Status of Trust                                                6

               6.1  Grantor Trust                                             6
               6.2  Subject to Claims of Creditors of the Company             6
               6.3  Notification of Bankruptcy or Insolvency                  7

ARTICLE VII    The Trustee's Accounting                                       8

               7.1  Books and Records                                         8
               7.2  Trustee's Report                                          8
               7.3  Additional Reports                                        8

ARTICLE VIII   Administration of the Trust Fund                               9

               8.1  Ownership and Investment of the Trust Fund                9
               8.2  Powers of the Trustee                                     9
               8.3  Situs of Assets                                          11
               8.4  Entire Agreement                                         12

ARTICLE IX     Relating to the Trustee                                       12

               9.1  Liability of the Trustee                                 12
               9.2  Obligations under Law                                    12
               9.3  Bond                                                     12
               9.4  Compensation                                             12
               9.5  Indemnification                                          12

ARTICLE X      Missing Persons, Incapacitated Executives,
               Death, Directions and Notices                                 13

               10.1 Missing Persons                                          13
               10.2 Incapacity; Death                                        13
               10.3 Form                                                     13
               10.4 Proof of any Matter                                      13
               10.5 Absence of Directions                                    13

ARTICLE XI     Resignation or Removal of Trustee                             14

               11.1 Successor Trustee                                        14
               11.2 Final Account                                            14
               11.3 Transfer and Discharge                                   14
               11.4 Effective Date of Appointment of Successor Trustee       14
               11.5 Merger or Consolidation                                  14

ARTICLE XII    Protection for Third Persons                                  15

ARTICLE XIII   Termination; Amendment; and Waiver                            15

               13.1 Termination                                              15
               13.2 Amendment and Waiver                                     15
               13.3 Waiver of Funding                                        15

ARTICLE XIV    General Provisions                                            16

               14.1 Tennessee Trust                                          16

               14.2 Severability                                             16
               14.3 Arbitration                                              16
               14.4 Notices                                                  16
               14.5 Trust Beneficiaries                                      17
               14.6 Headings                                                 17
               14.7 Counterparts                                             17
               14.8 Nonalienation of Benefits                                17

                                 TBC CORPORATION

                        TRUST AGREEMENT FOR ERIK R. OLSEN

          THIS AGREEMENT is established effective as of the 18th of September, 2005, by TBC CORPORATION (the "Company"), a Delaware corporation, as grantor, and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as trustee, under the following circumstances:

          (A) The Company has executed an Executive Employment Agreement, dated September 18, 2005, with Erik R. Olsen ("the Executive"), which Agreement provides for the Company's continuing employment of the Executive, beginning September 18, 2005. The Executive Employment Agreement contains provisions to pay the Executive compensation and benefits if the Executive's employment with the Company is terminated for certain reasons including, but not limited to, a Change in Control defined therein.

          (B) Those compensation and benefit payments are not funded or otherwise secured, and the Company desires by this Trust to provide further assurance to the Executive that the provisions of the Employment Agreement concerning termination of the Executive's employment with the Company following a Change of Control of the Company (as defined in Article II) will be satisfied and payments will be timely made when due, by depositing assets for use in making such payments, in trust, upon the occurrence of a Change of Control or Potential Change of Control of the Company (as herein defined), subject only to the claims of the Company's existing or future general creditors in the event of the Company's insolvency or bankruptcy as defined in Section 6.3.

          NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable considerations, the parties hereto agree as follows:

                                    ARTICLE I

                                  NAME OF TRUST

          1.1 Name. The Trust created by this Agreement may be referred to as the "TBC CORPORATION TRUST FOR ERIK R. OLSEN".

          1.2 Purpose. The Trust is established for the purposes set forth in Preamble B to this Agreement.

                                   ARTICLE II

                                   DEFINITIONS

          The following terms used in this Trust have the following meanings:

          "Board" means the Board of Directors of the Company.

          "Change of Control" means any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the same is construed by the Securities and Exchange Commission on the date of execution of this Agreement or in accordance with any change made with respect to said Item or construction thereof deemed more favorable by the Executive; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive and/or an entity then controlled by the Executive or the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (iii) the Company merges or consolidates with another corporation and the Company or an entity controlled by the Company or the Executive immediately prior to the merger or consolidation is not the surviving entity; or (iv) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company takes place.

          "Code" means the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time hereafter.

          "Company" means TBC CORPORATION, a Delaware corporation, and any successor to such entity.

          "Employment Agreement" means the Executive Employment Agreement, dated September 18, 2005, between the Company and the Executive, as the same may be hereafter modified, amended, or extended by mutual agreement of the Company and the Executive, and shall include any Employment Agreement subsequently executed by the Company and the Executive which supersedes or replaces such Executive Employment Agreement.

          "Executive" means Erik R. Olsen.

          "Fiscal Year" means the fiscal year of the Company.

          "Payment Schedule" has the meaning ascribed to it in Section 4.1.

          "Potential Change of Control" means and shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Company, (ii) any person, other than the Company, the Executive or an entity controlled by the Company or the Executive, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control of the Company, (iii) any person, other than the Executive and/or any entity controlled by the Executive or the Company, increases his beneficial ownership of the combined voting power of the Company's then outstanding securities by 5% or more over the percentage so owned by such person on the date hereof and, after such increase, is the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control of the Company has occurred.

          "Trust" means the trust created by this Agreement.

          "Trust Fund(s)" has the meaning ascribed to it in Section 5.1.

          "Trustee" means any trustee from time to time serving as the trustee of the Trust.

                                   ARTICLE III

                               COMPANY OBLIGATIONS

          The Company shall continue to be liable to make all payments to the Executive required under the terms of the Employment Agreement to the extent such payments have not been made pursuant to this Trust. Payments made from Trust Funds to the Executive pursuant to Article IV shall, to the extent of such payments, satisfy the Company's obligation to pay benefits to the Executive under the Employment Agreement.

                                   ARTICLE IV

                                PAYMENT SCHEDULES

          4.1 Payment Schedule. Upon the occurrence of the termination of Executive's employment with Company following any Change of Control or Potential Change of Control, the Company shall deliver to the Trustee a payment schedule (the "Payment Schedule") showing as to the Executive the dates payments are to be made to the Executive and the amount of each such payment or setting forth a formula or instructions acceptable to the Trustee for determining the amounts so payable and the payment dates. The Payment Schedule shall also be delivered by the Company to the Executive.

          4.2 Modified Payment Schedules. A Modified Payment Schedule shall be delivered by the Company to the Trustee and to the Executive each time that additional amounts are required to be paid by the Company to the Trustee under
Section 5.3, upon the occurrence of any event requiring a new Payment Schedule under Section 4.1., or upon the death of the Executive. The Trustee shall make payments from the Trust Funds to the Executive in accordance with the provisions of the applicable Payment Schedule. In the event that the Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to the Executive and/or dates of Payment under the Employment Agreement, the Executive shall be entitled to deliver to the Trustee written notice ("the Executive's Notice") setting forth payment instructions for the amount the Executive believes is payable under the relevant terms of the Agreement. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days of delivery to the Trustee. Unless the Trustee receives written objection from the Company within thirty (30) business days after receipt by the Trustee of such notice, the Trustee shall make the payment in accordance with the payment instructions set forth in the Executive's Notice.

          4.3 Withholdings. The Trustee shall be permitted to withhold from any payment due to the Executive hereunder the amount required by law to be so withheld under Federal, state and local wage withholdings requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Company (consistent with the Executive's instructions to the Company) as to any required withholding and shall be fully protected under Section 9.5 in relying on such instructions.

          4.4 Further Assurances. The Trustee shall, at any time and from time to time, administer this Trust as may be necessary or proper to effectuate the purposes of this Trust. If the Trust receives an unqualified opinion of tax counsel selected by the Trustee, which opinion states that the Executive is subject to Federal income tax on amounts held in Trust prior to the distribution to the Executive of such amounts, the Trustee shall, to the extent practicable, take such action and administer the Trust Fund in such a manner so as to prevent the Trust Fund from becoming immediately taxable income to the Executive before making any distributions pursuant to Section 4.5, provided that the Trustee shall not return any portion of the Trust Fund to the Company.

          4.5 Distributions in the Event of Taxability. In the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executive is subject to Federal income taxation on amounts held in the Trust prior to the distribution to the Executive of such amounts and no curative action is available under Section 4.4, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to the Executive the portion of the Trust assets includable in the Executive's Federal gross income; provided that, as a condition of receiving such payment, the Executive has delivered to the Trustee a written agreement stating that the payment being made is in satisfaction of the obligations of the Company due to him in respect of which the payment is made, after taking into consideration that such payment is being made prior to the required distribution date, and the Company has concurred in such agreement, which concurrence shall not be unreasonably withheld.

                                    ARTICLE V

                           THE TRUST FUND AND FUNDING

          5.1 Receipt and Holding of the Trust Funds. The Trustee will accept and hold all contributions, insurance contracts, insurance policies and other property transferred and delivered to the Trustee by the Company or at the Company's direction. All contributions and property received by the Trustee, plus income and appreciation, constitute the trust fund (the "Trust Fund(s)").

          5.2 Initial Funding of Trust. Concurrently with the execution of this Agreement, the Company is delivering to the Trustee the sum of One Hundred Dollars to be held in trust hereunder. Upon the earlier of the occurrence of any Change of Control or Potential Change of Control, the Company shall contribute to the Trust, in cash or other property, the amount determined under accepted actuarial principles to be necessary to fund the amounts payable to the Executive under the Employment Agreement in accordance with a Payment Schedule to be delivered to the Trustee pursuant to Section 4.1, assuming that, for purposes of such Payment Schedule, the Executive's employment with the Company had been terminated on the day following the occurrence of the Change of Control or Potential Change of Control.

          5.3 Additional Funding; Excess Assets. Unless the Trust Funds have been released to the Company pursuant to Section 5.4, the Company shall, as soon as practicable after the end of each Fiscal Year, recalculate the amount determined under accepted actuarial principles to be necessary to fund any amounts payable to the Executive under the Employment Agreement, in accordance with any Payment Schedule delivered to the Trustee pursuant to Sections 4.1 and
4.2 during the most recently completed Fiscal Year (herein referred to as the "Aggregate Payment Obligation"). If the Aggregate Payment Obligation exceeds the fair market value of the Trust Funds at the end of the most recently completed Fiscal Year, then there exists a funding deficiency to the extent of such excess; and the Company shall contribute to the Trustee no later than 90 days after the end of such Fiscal Year additional cash or property having a fair market value equal to the amount of the funding deficiency. If the fair market value of the Trust Funds at the end of the most recently completed Fiscal Year is more than 125% of the Aggregate Payment Obligation, then there is an overfunding to the extent of such excess; and the Trustee shall as soon as practicable after the determination that an overfunding exists distribute to the Company cash or other property having a fair market value equal to the amount of the overfunding in excess of such 125%.

          5.4 Release of Trust Funds Unless Change of Control Occurs. Any funds delivered to the Trustee pursuant to Section 5.2 because of the occurrence of a Potential Change of Control, together with any assets in the Trust Fund in excess of $100, shall be returned to the Company six months after the date of such delivery, unless a Change of Control shall have occurred or the Potential Change of Control has not been abandoned or terminated. Each such initial six-month period shall be renewed for an additional six-month period, if any Potential Change of Control occurs during such initial six-month period. The Company shall notify the Trustee of the occurrence of a Change of Control or Potential Change of Control, and the Trustee may rely on such notice or on any other actual notice satisfactory to the Trustee of such Change or Potential Change which the Trustee may receive. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to make any independent determination that such Change or Potential Change has occurred. In the event Trust Funds are released to the Company pursuant to this
Section 5.4, all Payment Schedules delivered to the Trustee prior thereto pursuant to Section 4.1 shall be returned to the Company and be of no further force or effect.

          5.5 Transfer to Another Trustee. Upon the Executive's prior written consent, the Company may direct the Trustee to transfer the Trust Fund to a successor trustee as set forth in Section 11.1. The Trustee immediately will comply with that direction. When that transfer is completed, the Trustee will be relieved from all further obligations in connection with the Trust Fund.

          5.6 Company's Right to Substitute Assets. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity, including without limitation, the Trustee.

                                   ARTICLE VI

                                 STATUS OF TRUST

          6.1 Grantor Trust. The Trust is part of the Company's program established for the purpose of providing certain compensation and retirement benefits to the Executive, and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended. The Company intends the Trust to be treated as a grantor trust within the meaning of Section 671 of the Code and all income attributable to the Trust Fund shall be reported by the Company. The Trust Fund shall at all times be subject to the claims of the creditors of the Company as set forth in Section 6.2.

          6.2 Subject to Claims of Creditors of the Company. It is the intent of the parties hereto that the Trust Fund is and shall remain at all times subject to the claims of the creditors of the Company in the event of the Company's insolvency or bankruptcy as set forth in this Article VI, including, without limitation, its general creditors (including the Executive). Accordingly, the Company shall not create a security interest in the Trust Fund in favor of the Executive or any creditor. If the Trustee receives the notice provided for in
Section 6.3, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 6.3, the Trustee will make no further distributions of the Trust Fund to the Executive but shall deliver the Trust Funds only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct, in order to make the Trust Fund available to satisfy the claims of the Company's creditors, including, without limitation, its general creditors. The Trustee shall resume distribution of the Trust Fund to the Executive under the terms hereof after receipt of notification from the Company, through its Board of Directors and Chief Executive Officer, that the Company was not, or is no longer, bankrupt or insolvent, or upon receipt of a decision to that effect by a court of competent jurisdiction or a duly appointed receiver or other person authorized by a court to so act. Unless the Trustee has actual notice of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

          6.3 Notification of Bankruptcy or Insolvency. The Company, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

               (i) The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

               (ii) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

               (iii) The sum of the Company's debts is greater than all its property at a fair valuation; or

               (iv) The present salable value of the Company's assets is less than the amount that would be required to pay the probable liability on its existing debts as they become absolute, matured, due and payable.

                                   ARTICLE VII

                            THE TRUSTEE'S ACCOUNTING

          7.1 Books and Records. The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in respect of the Trust Fund. Those accounts and related records may be inspected by any person designated by the Company. The Trustee will retain those records and supporting data for the period required by law. All Trust assets may be commingled for purposes of investment. For recordkeeping purposes only, an account will be maintained for the Executive. The account will be credited with all contributions relating to the Executive and will be debited with all payments to the Executive.

          7.2 Trustee's Report. Within 60 days after the end of each Fiscal Year, the Trustee shall file a written report with the Company containing:

          (a) A description of investments, receipts, disbursements and other transactions effected by the Trustee during the most recently completed Fiscal Year;

          (b) An exact description of any asset transferred to the Trustee or transferred by the Trustee to any other person during such Fiscal Year;

          (c) An exact description of assets sold or purchased by the Trustee during such Fiscal Year, the cost of each item purchased and the net proceeds of each item sold;

          (d) An exact description of all assets held by the Trustee as of the close of business on the last day of such Fiscal Year, and the cost and fair market value of each item (other than insurance contracts) determined as of the same date; and

          (e) Any other information required by law to be filed on behalf of the Trust.

          The information described in subsections (a), (b) and (c), above, may be given in the form of monthly or quarterly reports, if those reports, taken together, contain the required information.

          7.3 Additional Reports. In addition to the report required under
Section 7.2 above, the Trustee shall make any interim reports reasonably requested by the Company.

                                  ARTICLE VIII

                        ADMINISTRATION OF THE TRUST FUND

          8.1 Ownership and Investment of the Trust Fund. The Trustee is the legal owner of all Trust Fund assets and, subject to this Article, shall invest and reinvest the Trust Fund. Any amounts reasonably necessary to meet contemplated payments or to be transferred from the Trust Fund may be deposited temporarily in the commercial department of any bank or trust company. The Trustee will not be liable for any interest on those deposits except for interest actually paid by the bank or trust company or, if the deposit is with the Trustee's own commercial department, interest at the legally permitted rate agreed to by the Trustee and the Company. Alternatively, the Trustee may make temporary deposits in governmental obligations, certificates of deposit, commercial paper, commercial paper master notes, cash management funds, or a common trust fund or a cash management fund maintained by the Trustee for temporary cash investments.

          8.2 Powers of the Trustee. Subject to this Article, Article V and Sections 9.1 and 9.2 and in addition to the powers generally given to trustees by law, the Trustee may:

          (a) Invest and reinvest the Trust Fund in securities or other property, real or personal, wherever located, and whether or not productive of income, which the Trustee believes advisable, including capital, common and preferred shares of stock (including, if directed by the Company, investment of up to 10% of the Trust Funds in shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee), personal, corporation and governmental obligations, whether or not secured; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties, rights, royalties, payments or other interests in that property; contracts, conditional sale agreements, choses in action; trust and participation certificates, or other evidences of ownership, part ownership, interest or part interest. Except as provided in Section 8.2, the Trustee will not be limited or restricted by any statute or rule of law, now or hereafter in effect, governing trust investments, and may invest and reinvest through the medium of any combined, common, collective or commingled trust fund or funds maintained by the Trustee or any entity related through common ownership with the Trustee, the terms of which are incorporated into this Trust, or commingle and invest the Trust Fund with other trust funds created by the Company under other trusts. An investment will not be improper or imprudent merely because the Trustee participated in the issuance, underwriting or original sale of the acquired property or because the proceeds were to be used to satisfy obligations of the issuer or seller to the Trustee.

          (b) Form or acquire an interest in a corporation or make use of a corporation for the purpose of investing in and holding title to any property.

          (c) Except as limited by Section 8.2, hold property in the form received

     (including shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee) for as long as the Trustee believes advisable, regardless of the character of that property, and regardless of whether its acquisition by a trustee is authorized by law.

          (d) Sell or contract to sell, exchange or otherwise dispose of or grant options on any asset of the Trust Funds, at public auction, by private contract, pursuant to option, or otherwise, upon terms and conditions which at the time the Trustee believes appropriate, and make, execute and deliver instruments necessary or proper to complete the transaction.

          (e) Hold in its own or in nominee name any asset of the Trust Funds.

          (f) Exercise or sell, for adequate consideration, conversion or subscription rights under any Trust Fund asset, and use that portion of the Trust Funds necessary to exercise those rights.

          (g) Vote or refrain from voting all shares of stock or securities (including, at the direction of the investment committee established under the Company's Retirement Plan, shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee) in person or by proxy (including special, limited or general proxies, with or without power of substitution) and, as stock or security holder, execute and deliver proxies to one or more nominees. The Trustee may dissent from or consent to, approve, authorize, and become a party to any reorganization, consolidation, merger, sale or lease of corporate property or other corporate readjustment, including dissolution or liquidation, and execute appropriate instruments. In participating in any corporate action, the Trustee may act as if it is the absolute owner of the shares of stock or securities and may deposit those certificates of ownership with any committee or depository designated in the plan or agreement governing that corporate action, and pay from the Trust Fund any charges or assessments imposed by that plan or agreement and may accept and continue to hold any property received by reason of participation in that corporate action.

          (h) Borrow money for Trust purposes in amounts, from any person (except itself) and on the terms and conditions which the Trustee deems advisable. The Trustee will issue its promissory note as Trustee and secure repayment by mortgaging, pledging or otherwise hypothecating all or any part of the Trust Funds (including, if directed by the Company, shares of stock and other securities issued by the Company or any entity related through common ownership to the Trustee).

          (i) Establish whether any trust asset is to be treated as principal or income and charge or apportion expenses, taxes and losses to principal or income, as the Trustee believes appropriate. However, gains or profits arising from the sale or other disposition of assets will become a part of principal, and the Trustee will not be required to set aside any part of income to absorb or make good any losses arising from the disposition of any asset. Moreover, all liquidating payments or liquidating dividends will become part of principal and stock dividends will be allocated to principal or income depending on the type of distribution represented by the dividend; regular or ordinary cash dividends always will be treated as income. Also, the Trustee need not amortize any premium paid to acquire property or to set aside any part of the income to absorb a premium; if the Trustee acquires any investment at a discount or at a price less than par value, it need not treat or accrue that discount as income.

          (j) Modify the terms of any obligation forming part of the Trust Funds, and release any security for or guaranty of any obligation; foreclose any mortgage securing any obligation, and purchase the mortgaged property at the foreclosure sale, or acquire the property by deed, conveyance or assignment from the mortgagor without foreclosure, and retain property bought in under foreclosure or acquired without foreclosure and dispose of it on the terms and conditions which the Trustee believes appropriate.

          (k) Abandon, adjust, arbitrate, compromise, or otherwise settle any obligation or liability due to or from it as Trustee, including any tax claim, and/or enforce or contest any claim in legal or administrative proceedings. The Trustee will not be required to contest any claim unless it has been indemnified against the costs and expenses of that action or unless available Trust Fund assets are sufficient to pay those expenses.

          (l) Hire and compensate, from the Trust Funds, agents, accountants, brokers and counsel (who may be counsel for the Company) and other assistants and advisors which it believes are necessary or desirable for the proper administration of the Trust Fund.

          (m) Temporarily deposit uninvested funds in a commingled temporary deposit medium which is composed of certificates of deposit or other obligations issued by the Trustee, or a cash management fund maintained by the Trustee.

          (n) Do all other acts, not specifically mentioned above which are necessary to administer the Trust Fund and to carry out the purposes of the Trust.

          8.3 Situs of Assets. Except as permitted by law, the Trustee may not maintain in the Trust Fund any assets located outside the jurisdiction of the district courts of the United States.

          8.4 Entire Agreement. The Trustee will have only those powers, duties, or responsibilities set forth in this Agreement.

                                   ARTICLE IX

                             RELATING TO THE TRUSTEE

          9.1 Liability of the Trustee. The Trustee will exercise its powers and perform its duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with those matters would use in the conduct of an enterprise of a like character and with like aim. The Trustee also will diversify Trust Fund investments to minimize the risk of large loss unless under the circumstances the Trustee believes it clearly would be prudent not to diversify. Wherever this Trust Agreement provides that the Trustee must follow directions of the Company or that the Trustee has no duty or power concerning a matter, the Trustee will not be liable for any harm caused by a direction or lack of a direction or by any exercise or non-exercise of power by another unless:

          (a) the Trustee knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary with respect to the Trust; or

          (b) by the Trustee's failure to act in accordance with this Section, the Trustee has enabled another fiduciary to breach a fiduciary duty; or

          (c) the Trustee has knowledge of a breach of fiduciary duty which resulted in harm or injury and does not make reasonable efforts under the circumstances to remedy the breach.

          9.2 Obligations under Law. Regardless of any general or specific power or authority granted to it, the Trustee may not engage in any transaction, exercise any power or perform any duty under this Trust in violation of the Code, the Employee Retirement Income Security Act, as amended, or any regulations or rulings issued under those laws.

          9.3 Bond. Unless required by law, the Trustee is not required to furnish bond for the faithful performance of its duties.

          9.4 Compensation. The Trustee will be compensated reasonably as agreed to by the Company and the Trustee. Such compensation and all reasonable expenses of administration will be paid by the Company either directly or by otherwise providing the needed funds to the Trustee. Failing such payment, the Trustee's compensation and all reasonable expenses of administration will be paid by the Trustee out of the Trust Funds.

          9.5 Indemnification. The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred, including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Fund or income of the Trust (the "Indemnified Amounts"), arising out of or in connection with the performance by the Trustee of its duties hereunder provided the


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
Indemnified Amounts do not arise out of, or are connected with, any of the foregoing as to which the Trustee may be liable under subparagraphs (a), (b) or
(c) of Section 9.1. Any amount payable to the Trustee under this Section 9.5 and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Fund. In the event that payment is made hereunder to the Trustee from the Trust Fund, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash or other property equal to any payments made from the Trust Fund to the Trustee pursuant to this Section 9.5. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification pursuant to this Section 9.5.

                                    ARTICLE X

                   MISSING PERSONS, INCAPACITATED EXECUTIVES,
                         DEATH, DIRECTIONS, AND NOTICES

          10.1 Missing Persons. If any payment to be made by the Trustee to the Executive is not claimed or accepted by the Executive, the Trustee shall notify the Company. The Trustee shall not have any obligation to search for or ascertain the whereabouts of the Executive.

          10.2 Incapacity; Death. While the Executive is under a legal disability or, in the Trustee's opinion, in any way is incapacitated so as to be unable to manage his financial affairs, the Trustee may make any required distribution to the Executive by making it (i) directly to the Executive, (ii) to a legal guardian of the Executive, or (iii) in such other manner as the Trustee deems in the best interest of the Executive. Upon the death of the Executive, the Trustee shall make any required distribution to the person or entity entitled to receive such amounts pursuant to the terms of the Employment Agreement.

          10.3 Form. All directions, notices, certifications and amendments to the Trust to be given by the Company will be in writing signed on behalf of the Company.

          10.4 Proof of any Matter. If required by the Trustee, any matter may be proved conclusively by certification by the Company. The Trustee also may accept or require any other or further evidence it believes to be sufficient or necessary.

          10.5 Absence of Directions. If the Trustee believes that it must take action under this Trust, it may act in its sole discretion unless direction is provided in this Trust.

                                   ARTICLE XI


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
                        RESIGNATION OR REMOVAL OF TRUSTEE

          11.1 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and the Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint a successor trustee to which the Executive has no reasonable objection, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Fund. The Company may at any time substitute a new trustee by giving thirty (30) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $50,000,000.

          11.2 Final Account. If the Trustee resigns or is removed, and unless the Company accepts without exception the Trustee's final account, the Trustee (or its representative) may settle its account either (a) by beginning an action to procure a judicial settlement or (b) by agreeing on a settlement with the Company.

          11.3 Transfer and Discharge. If a successor trustee is appointed, the Trustee will transfer the Trust Fund to the successor along with true copies of all relevant records reasonably requested by the successor. The Trustee also will execute all documents necessary to the transfer of the Trust Fund. When it has completed those actions, the Trustee will not be further accountable for any matters covered in its accounting.

          11.4 Effective Date of Appointment of Successor Trustee. Appointment of a successor trustee will be effective when it delivers to the Company and to the former trustee written acceptance of the appointment. When delivered, this Trust will be interpreted as if the successor trustee had been originally named Trustee. However, the successor trustee will not be liable or responsible for anything done or omitted in the administration of the Trust before its appointment.

          11.5 Merger or Consolidation. If the Trustee engages in a corporate reorganization, the resulting corporation automatically will be the Trustee's successor.


                                   ARTICLE XII

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
                          PROTECTION FOR THIRD PERSONS

          Protection for Third Persons. In dealing with the Trustee, no one other than the Company is required to inquire into the Trustee's authority to take any action authorized by this Trust. All persons may assume that the Trustee is authorized to take any action which it undertakes and will not be liable for any act done under written direction of the Trustee. Also, all persons may assume that the Trustee is authorized to receive any money or property paid to the Trustee, or paid under the Trustee's written direction. Written certification by the Company of the Trustee's name will be conclusive evidence that the Trustee is qualified to act as Trustee at the date of that certification.

                                  ARTICLE XIII

                       TERMINATION; AMENDMENT; AND WAIVER

          13.1 Termination. This Trust shall be terminated upon the earlier of
(i) the exhaustion of the Trust Fund; or (ii) the final payment of all amounts payable to the Executive pursuant to Sections 8 and 9 of the Agreement; (iii) the date the Executive ceases to be employed by the Company for any reason, provided that no Trust Funds unrelated to the $100 initial deposit made by the Company are then held by the Trust and that no event has occurred prior to such date or is then occurring which would, pursuant to Section 5.2 hereof, require the Company to fund the Trust beyond the Company's $100 initial deposit; or (iv) upon the mutual consent of the Company and the Executive. Promptly upon termination of this Trust, any remaining portion of the Trust Funds shall be paid to the Company.

          13.2 Amendment and Waiver. This Trust is irrevocable and may not be amended except by an instrument in writing. Subject to the provisions of Section 13.3, the parties hereto may at any time agree in writing to waive compliance with any of the agreements or conditions contained herein. Amendments or waivers may be made by the Company and the Trustee without obtaining the consent of the Executive if such amendments or waivers do not adversely affect the rights of the Executive hereunder. No amendment or waiver relating to this Trust may be made which affects the Executive unless the Executive has agreed in writing to such amendment or waiver.

          13.3 Waiver of Funding. Notwithstanding the provisions of Sections 5.2 and 5.3, the Company and the Executive may agree in writing to waive the funding of the Trust upon the occurrence of any Potential Change of Control or any Change of Control, and no consent of the Trustee shall be necessary to give effect to such waiver.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

          14.1 Tennessee Trust. The Trust will be construed and enforced according to the laws of the State of Tennessee and the United States.

          14.2 Severability. In the event that any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          14.3 Arbitration. Any dispute between the Executive and the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Memphis, Tennessee, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court of competent jurisdiction.

          14.4 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested (except that reports may be sent by ordinary mail), addressed as follows:

          If to the Company:   TBC Corporation
                               Suite 201
                               7111 Fairway Drive
                               Palm Beach Gardens, Florida 33418
                               Attn: Secretary

          If to the Trustee:   First Tennessee Bank National Association
                               Personal Trust Division
                               P. O. Box 84
                               Memphis, Tennessee 38101

          If to the Executive: At his then current home address as set forth in the books and records of the party giving such notice.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.


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
          14.5 Trust Beneficiaries. The Executive is the intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. Following the death of the Executive, his rights as the intended beneficiary under this Trust may be exercised by the person or entity which, pursuant to the terms of the Employment Agreement, would be entitled to receive the amounts that would otherwise have been distributed to the Executive hereunder.

          14.6 Headings. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

          14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original; all counterparts constitute the same instrument, sufficiently evidenced by any one counterpart.

          14.8 Nonalienation of Benefits. The Executive's interest under the Trust or right to receive any payment or distribution under the Trust is not subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or his beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

                            [signature page follows]


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
          IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed as of the 18th day of September, 2005.

FIRST TENNESSEE BANK
NATIONAL ASSOCIATION                    TBC CORPORATION


By                                      By
   ----------------------------------      -------------------------------------
Title:                                     President and Chief Executive Officer
       ------------------------------


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